Exhibit 99.1

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Aimmune Therapeutics Appoints Dr. Jayson Dallas as CEO

— Experienced Leader Brings Extensive Record of Global Strategic and Commercial

Operational Accomplishments and Successful Product Launches —

BRISBANE, California, June 11, 2018 — Aimmune Therapeutics, Inc. (Nasdaq:AIMT), a biopharmaceutical company developing treatments for potentially life-threatening food allergies, today announced the appointment of Jayson Dallas, M.D., as President and Chief Executive Officer. Dr. Dallas, a biotech and pharmaceutical industry executive with decades of global strategic and commercial experience, will join Aimmune as President and CEO on June 19th, and will also become a member of the Aimmune Board of Directors.

Dr. Dallas succeeds Stephen Dilly, M.B.B.S., Ph.D., who announced his planned retirement late last year. Dr. Dilly will serve as a Special Advisor to Aimmune through the end of 2018 as Aimmune prepares for regulatory filings for AR101, its investigational biologic oral immunotherapy for desensitization of patients with peanut allergy.

“Jayson comes to Aimmune with both the physician’s focus on patient well-being and the commercial executive’s vision of how to build, innovate and deliver. With these attributes, we believe he’ll capably lead Aimmune to become a commercial company and advance additional food allergy therapeutic candidates into clinical development. We’re pleased that our comprehensive search led us to Jayson, and we’re looking forward to accompanying and supporting him on the transformative road ahead,” said Mark McDade, Chairman of the Aimmune Board of Directors. “At the same time, we want to express our gratitude to Stephen, who guided Aimmune’s evolution from an inspired, scrappy start-up to the standard-bearer in the emerging food allergy therapeutic space. He and his family have our very best wishes.”

Dr. Dallas joins Aimmune from Ultragenyx, a biopharmaceutical company focused on the development of products for rare and ultra-rare diseases, where he served as the company’s first Chief Commercial Officer. In nearly three years in that role, he oversaw commercial operations, including sales, marketing, reimbursement, and new product planning, and led the launches of Ultragenyx’s first two products, both of which received U.S. Food and Drug Administration (FDA) approvals in the past year.

Prior to his work at Ultragenyx, Dr. Dallas spent five years with Roche, as General Manager of Roche in the United Kingdom and as head of global commercial strategy groups at Genentech, focused on oncology, immunology and ophthalmology. Earlier, Dr. Dallas headed the specialty medicines operating unit for Novartis in the United States, after holding several leadership roles of increasing responsibility within the company. He also held significant medical and marketing positions as he built his career at Pfizer, Roche and Proctor & Gamble Pharmaceuticals. Before joining the pharmaceutical industry, Dr. Dallas practiced medicine in South Africa and the United Kingdom and worked as a research physician. Dr. Dallas earned an M.D. from the University of the Witwatersrand in Johannesburg, South Africa, and he subsequently acquired an MBA from Ashridge in Berkhamsted, United Kingdom.

“I’m thrilled to step into a company that is delivering on its commitment to the food allergy community to develop products that can improve people’s lives,” said Dr. Dallas. “Throughout my career, I’ve been driven by the need to bring effective treatments to patients and their families. It is an honor to have the opportunity to lead Aimmune to potentially offer the first treatment intended to protect people with peanut allergy from life-threatening reactions. I appreciate the phenomenal work that Stephen has done to build Aimmune into a fully integrated biotechnology company and I am extremely proud to be taking over at this exciting time.”

In the role of Special Advisor, Dr. Dilly will focus on the execution of Aimmune’s regulatory filings for AR101, which has FDA Fast Track Designation, as well as FDA Breakthrough Therapy Designation for peanut-allergic patients ages 4–17. Aimmune plans to submit a Biologics License Application (BLA) for AR101 to the FDA by the end of 2018, followed by a Marketing Authorisation Application (MAA) to the European Medicines Agency (EMA) in the first half of 2019.

“As Aimmune nears the turn toward potentially having its first product on the market, Jayson is the ideal leader to take the baton,” said Dr. Dilly. “I’m delighted to welcome him to Aimmune, and I’m excited to work closely with him to provide optimal continuity through the AR101 regulatory process. It has been a privilege to have been entrusted with building Aimmune and working to alleviate the impact of food allergies. I can confidently hand that charge over to Jayson, knowing that he will take it forward with clear-sighted resolve and care.”

About Aimmune Therapeutics

Aimmune Therapeutics, Inc., is a clinical-stage biopharmaceutical company developing treatments for potentially life-threatening food allergies. The company’s Characterized Oral Desensitization ImmunoTherapy (CODIT™) approach is intended to achieve meaningful levels of protection by desensitizing patients with defined, precise amounts of key allergens. Aimmune’s first investigational biologic product using CODIT™, AR101 for the treatment of peanut allergy, has received the FDA’s Breakthrough Therapy Designation for the desensitization of peanut-allergic patients 4-17 years of age and is currently being evaluated in Phase 3 clinical trials. For more information, please see www.aimmune.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Aimmune’s expectations regarding its new chief executive officer; Aimmune’s expectations regarding the potential benefits of AR101; Aimmune’s expectations regarding potential applications of the CODIT™ approach to treating life-threatening food allergies; Aimmune’s ability to develop and advance additional product candidates into and successfully complete clinical trials; and Aimmune’s expectations regarding the timing of potential regulatory filings for marketing approval of AR101 in the United States and Europe. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the expectation that Aimmune will need additional funds to finance its operations; the company’s ability to initiate and/or complete clinical trials; the unpredictability of the regulatory process; the possibility that the results of early clinical trials may not be predictive of future results; the possibility that Aimmune’s clinical trials will not be successful; Aimmune’s dependence on the success of AR101; the company’s reliance on third parties for the manufacture of the company’s product candidates; possible regulatory developments in the United States and foreign countries; and Aimmune’s ability to attract and retain senior management personnel. These and other risks and uncertainties are described more fully in Aimmune’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aimmune undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This press release concerns a product that is under clinical investigation and that has not yet been approved for marketing by the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMA). It is currently limited to investigational use, and no representation is made as to its safety or effectiveness for the purposes for which it is being investigated.

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Contacts:

Investors

Laura Hansen, Ph.D.

(650) 396-3814

lhansen@aimmune.com

Media

Alison Marquiss

(650) 376-5583

amarquiss@aimmune.com